Exhibit 99.1

Contact:

AtriCure, Inc.

Julie A. Piton

Vice President and Chief Financial Officer

(513) 755-4561

jpiton@atricure.com

AtriCure Reports Third Quarter 2010 Financial Results

Third Quarter Highlights

•	Revenue of $14.5 million – 10% constant currency growth

•	Successful U.S. launch of the AtriClip™ system – sales of $1.0 million

•	Gross margin of 77.2% – 190 basis point expansion

•	Positive cash from operations of $0.3 million

•	Continued positive progress toward ABLATE submission and an AF indication

WEST CHESTER, Ohio – November 2, 2010 – AtriCure, Inc. (Nasdaq: ATRC), a medical device company and a leader in cardiac surgical ablation systems and systems for the exclusion of the left atrial appendage, today announced revenue of $14.5 million for its seasonally impacted third quarter of 2010. Revenue from product sales in the United States was $11.6 million, reflecting growth of 8.1 percent and international revenue was $2.9 million, reflecting 19.2 percent growth on a constant currency basis or 12.7 percent on a GAAP basis. Revenue from the AtriClip system in the United States was $1.0 million during the first quarter of full commercial launch.

“We are encouraged by our third quarter momentum and financial results. We believe that our strategic investments in new products, sales force expansion and FDA approvals will continue to accelerate growth. Importantly, we believe that initial sales from the AtriClip system and our new product and regulatory progress affirms the power of our strategic plan,” said David J. Drachman, President and Chief Executive Officer. “During the quarter we made positive progress on our ABLATE clinical module submission, and anticipate filing the final module in support of a PMA during the first quarter of 2011 and receiving an atrial fibrillation approval during 2012. Furthermore, we continue to anticipate initial patient enrollment in our DEEP AF clinical trial during the fourth quarter of 2010.”

Third Quarter Financial Results

Revenue for the third quarter of 2010 was $14.5 million, a $1.2 million increase when compared to third quarter 2009 revenue of $13.3 million. Domestic revenue increased 8.1 percent to $11.6 million. Revenue from domestic open-heart products for the third quarter of 2010, which includes $1.0 million in revenue from the AtriClip system, increased to $7.9 million from $6.5 million. Revenue from domestic minimally invasive products decreased from $4.2 million for the third quarter of 2009 to $3.7 million for the third quarter of 2010, reflecting fewer procedures. International revenue was $2.9 million for the third quarter of 2010 as compared to $2.6 million for the third quarter of 2009. International growth of 19.2 percent on a constant currency basis was driven primarily by European markets, reflecting growth in both our direct and distributor markets.

Gross profit for the third quarter of 2010 was $11.2 million as compared to $10.0 million for the third quarter of 2009. Gross margin for the third quarter of 2010 was 77.2 percent compared to gross margin of 75.3 percent for the third quarter of 2009. The improvement in gross margin was primarily driven by an increase in gross margin from international sales, driven by a more favorable product mix and a benefit from growth in direct markets. These increases to gross margin were partially offset by an increased mix of revenue from Cryo1 and the AtriClip system, which carry a lower gross margin than our other disposable products.

Operating expenses for the third quarter of 2010 were $12.0 million as compared with third quarter 2009 operating expenses of $14.4 million on a GAAP basis and $10.7 million excluding the settlement reserve. The increase in non-GAAP adjusted operating expenses of $1.3 million was primarily due to increased costs related to clinical activities of $0.4 million and a $1.0 million increase in selling, general and administrative expenses. The increase in selling, general and administrative expenses was due primarily to increased sales and marketing headcount related expenses of $0.8 million, reflecting an expansion of the worldwide sales and marketing organization, and costs to exit a distributor relationship of $0.3 million.

Adjusted EBITDA was $0.4 million and net loss was $1.0 million for the third quarter of 2010. Cash, cash equivalents and investments were $11.5 million at September 30, 2010 and cash provided by operations during the quarter was $0.3 million.

Conference Call

AtriCure will host a conference call at 10:00 a.m. Eastern Time on Tuesday, November 2, 2010 to discuss its third quarter 2010 financial results. A live web cast of the conference call will be available online from the investor relations page of AtriCure’s corporate web site at www.atricure.com.

Pre-registration is available and recommended for this call at the following URL:

https://cossprereg.btci.com/prereg/key.process?key=PDADX9N4K

You may also access this call through an operator by calling (888) 713-4211 for domestic callers and (617) 213-4864 for international callers at least 15 minutes prior to the call start time using reservation code 28142510.

The webcast will be available on AtriCure’s web site and a telephonic replay of the call will also be available through December 2, 2010. The replay dial-in numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. The reservation code is 86093298.

About AtriCure, Inc.

AtriCure, Inc. is a medical device company and a leader in developing, manufacturing and selling innovative cardiac surgical ablation systems designed to create precise lesions, or scars, in cardiac, or heart, tissue and systems for the exclusion of the left atrial appendage. The Company believes cardiothoracic surgeons are adopting its products for the treatment of atrial fibrillation, or AF, during concomitant open-heart surgical procedures and sole-therapy minimally invasive procedures. AF affects more than 5.5 million people worldwide and predisposes them to a five-fold increased risk of stroke. AtriCure is conducting clinical trials in support of an AF indication. However, to date, the FDA has not cleared or approved AtriCure’s products for the treatment of AF or a reduction in the risk of stroke.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, competition from existing and new products and procedures or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation (including the purported class action lawsuits) or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, or GAAP, AtriCure uses certain non-GAAP financial measures in this release as supplemental financial metrics. Non-GAAP financial measures provide an indication of performance excluding certain items. Our management believes that in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing operations and our management believes that the excluded items are typically not reflective of our ongoing core business operations. Further, management uses results of operations before these excluded items as a basis for its strategic planning. The non-GAAP financial measures used by AtriCure may not be the same or calculated the same as those used by other companies. Reconciliations of the non-

GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP.

ATRICURE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenue	$14,473,113	$13,281,336	$42,617,225	$40,733,189
Cost of revenue	3,299,152	3,278,090	9,535,461	9,330,564

Gross profit	11,173,961	10,003,246	33,081,764	31,402,625

Operating expenses:
Research and development expenses	2,937,043	2,580,766	8,017,414	8,635,938
Selling, general and administrative expenses	9,067,807	8,087,896	28,018,385	25,585,272
Goodwill impairment	—	—	—	6,812,389
Settlement reserve	—	3,766,623	—	3,766,623

Total operating expenses	12,004,850	14,435,285	36,035,799	44,800,222

Loss from operations	(830,889)	(4,432,039)	(2,954,035)	(13,397,597)

Other expense	(196,977)	(268,372)	(849,369)	(753,077)

Loss before income tax (provision) benefit	(1,027,866)	(4,700,411)	(3,803,404)	(14,150,674)

Income tax (provision) benefit	(1,444)	3,441	237	45,714

Net loss	$(1,029,310)	$(4,696,970)	$(3,803,167)	$(14,104,960)

Basic and diluted net loss per share	$(0.07)	$(0.32)	$(0.25)	$(0.98)

Weighted average shares outstanding:
basic and diluted	15,148,815	14,614,217	15,057,672	14,456,954

ATRICURE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2010	December 31, 2009
Assets

Current assets:
Cash, cash equivalents and short-term investments	$11,456,275	$15,722,098
Accounts receivable	8,767,264	7,248,087
Inventories	6,631,463	4,869,708
Other current assets	5,431,989	3,511,335

Total current assets	32,286,991	31,351,228

Property and equipment, net	2,969,540	3,008,699
Intangible assets	106,250	287,653
Other assets	310,669	334,756

Total assets	$35,673,450	$34,982,336

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$13,502,258	$9,579,119
Current maturities of debt and capital lease obligations	2,202,105	2,227,431

Total current liabilities	15,704,363	11,806,550

Long-term debt and capital lease obligations	1,171,639	2,669,666
Other liabilities	3,084,829	3,416,360

Total liabilities	19,960,831	17,892,576

Stockholders’ equity:
Common stock	15,588	15,353
Additional paid-in capital	113,335,927	110,900,087
Other comprehensive income	134,241	144,290
Accumulated deficit	(97,773,137)	(93,969,970)

Total stockholders’ equity	15,712,619	17,089,760

Total liabilities and stockholders’ equity	$35,673,450	$34,982,336

ATRICURE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(3,803,167)	$(14,104,960)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,775,699	1,787,727
Amortization of deferred financing costs and discount on long-term debt	225,386	275,537
Share-based compensation	2,144,105	2,737,842
Gain on disposal of equipment	(1,563)	—
Change in allowance for doubtful accounts	(20,509)	8,908
Goodwill impairment	—	6,812,389
Settlement reserve	—	3,766,623
Changes in assets and liabilities:
Accounts receivable	(1,559,264)	84,201
Inventories	(1,786,129)	914,171
Other current assets	762,289	(177,754)
Accounts payable and accrued liabilities	701,047	(1,668,753)
Other non-current assets and liabilities	(4,991)	(105,938)

Net cash (used in) provided by operating activities	(1,567,097)	329,993

Cash flows from investing activities:
Purchases of equipment	(1,534,687)	(1,006,163)
Purchases of available-for-sale securities	(7,263,213)	(5,824,661)
Maturities of available-for-sale securities	6,148,491	—
Change in restricted cash and cash equivalents	—	6,000,000

Net cash used in investing activities	(2,649,409)	(830,824)

Cash flows from financing activities:
Payments on debt and capital leases	(1,670,091)	(6,928,044)
Proceeds from borrowings of debt	—	6,500,000
Payment of debt fees	(85,059)	(207,013)
Proceeds from stock option exercises	204,354	9,585
Proceeds from issuance of common stock under employee stock purchase plan	225,084	120,410

Net cash used in financing activities	(1,325,712)	(505,062)

Effect of exchange rate changes on cash and cash equivalents	162,884	131,036

Net decrease in cash and cash equivalents	(5,379,334)	(874,857)

Cash and cash equivalents—beginning of period	8,905,425	11,448,451

Cash and cash equivalents—end of period	$3,526,091	$10,573,594

ATRICURE, INC.

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

(Unaudited)

Reconciliation of Net Loss and Net Loss per Share to Non-GAAP Net Loss and Net Loss per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net loss, as reported	$(1,029,310)	$(4,696,970)	$(3,803,167)	$(14,104,960)
Goodwill impairment, net of tax	—	—	—	6,812,389
Settlement reserve	—	3,766,623	—	3,766,623

Non-GAAP adjusted net loss	$(1,029,310)	$(930,347)	$(3,803,167)	$(3,525,948)

Basic and diluted net loss per share, as reported	$(0.07)	$(0.32)	$(0.25)	$(0.98)
Goodwill impairment, net of tax	—	—	—	0.47
Settlement reserve	—	0.26	—	0.26

Non-GAAP adjusted basic and diluted net loss per share	$(0.07)	$(0.06)	$(0.25)	$(0.24)

Weighted averages shares outstanding, basic and diluted	15,148,815	14,614,217	15,057,672	14,456,954

Reconciliation of Operating Expenses and Loss from Operations to Non-GAAP Operating Expenses and Loss from Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating expenses, as reported	$12,004,850	$14,435,285	$36,035,799	$44,800,222
Goodwill impairment	—	—	—	6,812,389
Settlement reserve	—	3,766,623	—	3,766,623

Non-GAAP adjusted operating expenses	$12,004,850	$10,668,662	$36,035,799	$34,221,210

Loss from operations, as reported	$(830,889)	$(4,432,039)	$(2,954,035)	$(13,397,597)
Goodwill impairment	—	—	—	6,812,389
Settlement reserve	—	3,766,623	—	3,766,623

Non-GAAP adjusted loss from operations	$(830,889)	$(665,416)	$(2,954,035)	$(2,818,585)

Reconciliation of Non-GAAP Adjusted Earnings (Adjusted EBITDA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net loss, as reported	$(1,029,310)	$(4,696,970)	$(3,803,167)	$(14,104,960)
Income tax expense (benefit)	1,444	(3,441)	(237)	(45,714)
Other expense (a)	196,977	268,372	849,369	753,077
Depreciation and amortization expense	539,046	602,459	1,775,699	1,787,727
Share-based compensation expense	705,124	766,829	2,144,105	2,737,842
Goodwill impairment	—	—	—	6,812,389
Settlement reserve	—	3,766,623	—	3,766,623

Non-GAAP adjusted earnings (adjusted EBITDA)	$413,281	$703,872	$965,769	$1,706,984

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
(a) Other includes:
Interest expense	$(194,756)	$(233,243)	$(659,702)	$(434,063)
Grant income	52,530	—	52,530	—
(Loss) gain due to exchange rate fluctuation	(10,627)	4,482	(170,579)	(125,775)
Non-employee stock option expense	(44,124)	(39,611)	(71,618)	(90,754)
Write-off of deferred financing costs	—	—	—	(102,485)

Other expense	$(196,977)	$(268,372)	$(849,369)	$(753,077)

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